SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): April 29, 2004

                                      Wyeth
             (Exact name of registrant as specified in its charter)



      Delaware                        1-1225                    13-2526821
(State or other jurisdiction       (Commission File            (IRS Employer
of incorporation)                   Number)                 Identification No.)




Five Giralda Farms, Madison, New Jersey                           07940
(Address of Principal Executive Offices)                       (Zip Code)



        Registrant's telephone number, including area code:  973-660-5000



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Item 9.  Regulation FD Disclosure

     Yesterday, Wyeth (the "Company") reported that on April 27, 2004, the jury returned a verdict in the case of Jerry Coffey (representing the estate of Cynthia Cappel-Coffey), et al. v. Wyeth, et al. in favor of the plaintiff in the amount of $113.353 million in compensatory damages and $900 million in punitive damages. The plaintiffs in this case alleged that Ms. Cappel-Coffey died as a result of Primary Pulmonary Hypertension (PPH) caused by her use of the diet drug Pondimin. The Company announced that it will appeal this verdict and believes that it has a strong basis for reversal on appeal.

     In light of the verdict in this case, the Company wishes to provide additional information regarding the filed cases against it currently claiming PPH. Please refer to Wyeth's most recent Annual Report on Form 10-K filed on March 12, 2004 for a more complete description of the terminology used in this filing including a discussion of the national settlement.

     The Company currently has approximately 350 cases filed against it claiming (among other alleged injuries) PPH. Almost all of these claimants must meet the definition of PPH set forth in the national settlement in order to pursue their claims.

     Approximately 55 of these cases appear to be eligible to pursue a PPH lawsuit under the terms of the national settlement.

     In approximately 80 of these cases the Company expects the PPH claims to be voluntarily dismissed by the claimants (although they may continue to pursue other claims).

     In approximately 40 of these cases the Company has filed or expects to file motions under the terms of the national settlement to preclude plaintiffs from proceeding with their PPH claims.

     For the balance of these cases, the Company currently has insufficient medical information to assess whether or not the claimants meet the definition of PPH under the national settlement.

     The statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements based on current expectations of future events that involve risks and uncertainties including those detailed from time to time in the Company's periodic reports, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WYETH

                                         By: /s/ Kenneth J. Martin
                                                 Kenneth J. Martin
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (Duly Authorized Signatory)


Dated:  April 29, 2004